UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  11/9/2007

SUPERCONDUCTOR TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Commission File Number:  0-21074

Delaware	77-0158076
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

460 Ward Drive
Santa Barbara, CA 93111-2310
(Address of principal executive offices, including zip code)

805 460 4629
(Registrant’s telephone number, including area code)

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment on Form 8-K/A (the "Form 8-K/A") is being filed by the Company to reflect the signature on the signature page.  No other changes have been made to the Initial Filing.

Item 1.01.     Entry into a Material Definitive Agreement

On August 17, 2007, we entered into an investment agreement (the "Agreement") with Hunchun BaoLi Communication Co. Ltd. ("BAOLI").  On August 22, 2007, we filed with the Securities and Exchange Commission a Form 8-K disclosing our entry into the Agreement.  On November 9, 2007, we and BAOLI entered into an amendment (the “Amendment”) to the Agreement.

As previously described, subject to the terms and conditions of the Agreement, BAOLI agreed to purchase from us and we agreed to sell to BAOLI 9,216,590 shares of our common stock (the "Shares") for an aggregate purchase price of $15.0 million.  The only changes made by the Amendment were (i) to change the securities issued on full payment to (a) 2,148,296 shares of our common stock and (b) 706,829 shares of a newly created class of our Series A Preferred Stock which are convertible into 7,068,290 share of our common stock as described below and (ii) to grant BOALI certain registration rights described below.   Assuming full conversion of the Series A Preferred Stock, the number of common stock equivalents potentially issuable is unchanged by the Amendment.

  Subject to the terms and conditions of our Series A Preferred Stock and to customary adjustments to the conversion rate, each share of our Series A Preferred Stock will be convertible into 10 shares of our common stock so long as the number of shares of our common stock beneficially owned by BAOLI following such conversion does not exceed 9.9% of our outstanding common stock.  Except for a preference on liquidation of $.01 per share, each share of Series A Preferred Stock is the economic equivalent of the ten shares of common stock into which it is convertible.  Except as required by law, the Series A Preferred Stock will not have any voting rights.

In the Amendment, we also granted to BAOLI certain rights to require that we file a registration statement with the SEC covering the 2,148,296 shares of our common stock that we will issue upon full payment of the $15.0 million purchase price.  We have no obligation to register the shares of Series A Preferred Stock to be issued to BAOLI or the shares of common stock issuable upon conversion of the Series A Preferred Stock.  We must keep the registration statement effective until the earlier of (i) the date on which all of such shares of common stock may be sold under Rule 144 during any 90 day period or (ii) 2 years from the date on which the shares of common stock are initially issued by us to BAOLI. The registration rights are also subject to other limitations and conditions set forth in the Amendment.

We continue to intend to use the proceeds of this investment for general working capital purposes.

On November 9, 2007, we issued a press release announcing our entry into the Amendment.  A copy of the press release is attached hereto as Exhibit 99.1. The press release may also be found on our website on the Investor Relations page at www.suptech.com.

Item 3.02.     Unregistered Sales of Equity Securities

As described above, assuming full payment of the purchase price of $15.0 million, we agreed to issue 706,829 shares of our Series A Preferred Stock and 2,148,296 shares of our common stock to BAOLI.  No underwriting discounts or commissions have been or will be paid in connection with the sale of the shares of common stock or the Series A Preferred Stock.

We will issue the shares of our common stock and our Series A Preferred Stock in reliance on the exemption from the registration requirements provided by Section 4(2) of the Securities Act of 1933.

The terms of the Series A Preferred Stock are summarized above and set forth in the Certificate of Designations relating to the Series A Preferred Stock attached as Exhibit 3.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 3.03.     Material Modification to Rights of Security Holders

Upon issuance of the Series A Preferred Stock, our ability to declare or pay dividends on shares of our common stock will be subject to the requirement that we pay an equivalent dividend on each outstanding share of Series A Preferred Stock (on an as converted basis).  This restriction is set forth in the Certificate of Designations establishing the terms of the Series A Preferred Stock, a copy of which is attached as Exhibit 3.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 5.03.     Amendment to Articles of Incorporation or Bylaws.

On November 13, 2007, we filed a Certificate of Designations to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, authorizing and establishing the rights, preferences and privileges of the Series A Preferred Stock.  A copy of the Certificate of Designations relating to the Series A Preferred Stock is attached as Exhibit 3.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 8.01      Other Events

On November 9, 2007, we signed a binding definitive agreement for a joint venture with BAOLI to manufacture and market our SuperLink® interference elimination solution for the China market.  The joint venture will be called Hunchun BaoLi Superconductor Technology Co Ltd (HBST).Under the terms of the joint venture agreement, we will provide an exclusive license in the China market of the enabling technology and BAOLI will provide the manufacturing expertise and financing.  BAOLI holds 55 percent of the equity in the joint venture.  We hold 45 percent and will receive a royalty on sales.

Item 9.01.     Financial Statements and Exhibits

(c) Exhibits

3.1                 Certificate of Designations of the registrant relating to the Series A Preferred Stock.

99.1               Press Release, dated November 9, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Superconductor Technologies Inc.

Date: February 25, 2008                               By:    /s/ William J. Buchanan
William J. Buchanan
Controller

Exhibit Index

Exhibit
Number        Description of Document

3.1                 Certificate of Designations of the registrant relating to the Series A Preferred Stock.

99.1               Press Release dated November 9, 2007.